Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

OS THERAPIES INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common stock, par value $0.001 per share(2)	457(o)	2,300,000 shares	$4.00	$9,200,000	$0.0001476	$1,357.92
Fees to be Paid	Equity	Representative’s Warrants(3)	457(g)	—	—	—	—	—
Fees to be Paid	Equity	Shares of Common Stock, issuable upon exercise of the Representative’s Warrants(4)	457(g)	161,000 shares	$4.40	$708,400	$0.0001476	$104.56
		Total Offering Amounts				$9,908,400		$1,462.48
		Fees Previously Paid						—
		Total Fee Offsets						$1,828.10
		Net Fee Due						$—

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) or Rule 457(o), as applicable, promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes additional shares of common stock that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act.

(3)	No separate registration fee required pursuant to Rule 457(g) of the Securities Act.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have agreed to issue to the representative of the underwriters warrants to purchase the number of shares of our common stock (the “Representative’s Warrants”) in the aggregate equal to seven percent (7%) of the shares of our common stock to be issued and sold in this offering (including shares issuable upon exercise of the over-allotment option described herein). The Representative’s Warrants are exercisable for a price per share equal to 110% of the public offering price.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(5)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	OS Therapies Incorporated	Form S-1	333-271034	March 31, 2023		$1,697.40	Equity	Common stock, par value $0.001 per share	2,300,000	$11,500,000
Fee Offset Claims	OS Therapies Incorporated	Form S-1	333-271034	March 31, 2023		$130.70	Equity	Shares of Common Stock, issuable upon exercise of the Representative’s Warrants	161,000	$885,500

Fee Offset Sources	OS Therapies Incorporated	Form S-1	333-271034		March 31, 2023						$2,112.11

(5)	We previously registered (i) 2,300,000 shares of our common stock, (ii) 161,000 shares of our common stock underlying representative’s warrants, and (iii) 1,146,791 shares of our common stock for resale by selling stockholders by means of Registration Statement on Form S-1 (File No. 333-271034), as amended (the “Prior Registration Statement), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2023, which was withdrawn on May 30, 2024. In connection with the filing of the Prior Registration Statement, we made a contemporaneous fee payment in the amount of $2,112.11. No securities have been sold by us under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $1,828.10, the amount of the fee attributable to our unsold securities pursuant to the Prior Registration Statement, is available to offset against the current registration fee for this offering.